Exhibit 2.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Tembec Industries Inc.

and the Guarantors party hereto

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Dated as of February 23, 2012

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 23, 2012, by and among Tembec Industries Inc., a corporation incorporated and existing under the federal laws of Canada (the “Company”), the guarantors listed in the signature pages hereto (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”), who has agreed to purchase US$50,000,000 aggregate principal amount of the Company’s 11.25% Senior Secured Notes due 2018 (the “Initial Notes”), which are fully and unconditionally guaranteed on a senior secured basis by the Guarantors (the “Guarantees”) pursuant to the Indenture, dated as of August 17, 2010 (the “Indenture”), by and among the Company, the Guarantors, Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and Computershare Trust Company of Canada, as collateral agent and the Canadian Guarantee (as defined therein), as applicable. The Initial Notes and the Guarantees thereof are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated February 17, 2012 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchaser (i) for the benefit of the Initial Purchaser and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 5(g) of the Purchase Agreement.

The parties hereto hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: Any additional interest payable with respect to the Transfer Restricted Securities due to an interest rate increase pursuant to Section 5 hereof.

Additional Interest Payment Date: With respect to the Transfer Restricted Securities, each Interest Payment Date.

Advice: As defined in Section 6(c) hereof.

Affiliate: As defined in Rule 405 of the Securities Act.

Agreement: As defined in the preamble hereto.

Blackout Period: As defined in Section 4(a) hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Canadian Private Placement: As defined in Section 3(d) hereof.

Canadian Securities Laws: The securities laws of each of the provinces and territories of Canada and the respective regulations, rules, rulings, decisions and orders made thereunder, together with the applicable policy statements and prescribed forms issued by the Canadian Securities Regulators.

Canadian Securities Regulators: The securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada.

Closing Date: The date of this Agreement.

Commission: The United States Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer. The term “Consummation” has a corresponding meaning.

controlling person: As defined in Section 8(a) hereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Eligible Canadian Holder: As defined in Section 3(d) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Date: As defined in Section 3(b) hereof.

Exchange Offer: The registration by the Company and the Guarantors under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders. For greater certainty, references in this Agreement to the “Exchange Offer” include the offer and exchange of Transfer Restricted Securities for Exchange Securities pursuant to the Canadian Private Placement described in Section 3(d) hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 11.25% Senior Secured Notes due 2018, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Existing Exchange Securities: The 11.25% Senior Secured Notes due 2018, of the same series under the Indenture as the Existing Securities, that were issued to Holders in accordance with the terms of the Registration Rights Agreement, dated as of August 17, 2010, by and among the Company, the guarantors party thereto, Banc of America Securities LLC (n/k/a Merrill Lynch, Pierce, Fenner & Smith Incorporated) and Credit Suisse Securities (USA) LLC.

Existing Securities: The Company’s 11.25% Senior Secured Notes due 2018 and the related guarantees thereof issued on August 17, 2010 under the Indenture.

FINRA: The Financial Industry Regulatory Authority, Inc.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: As defined in the preamble hereto.

Initial Purchaser: As defined in the preamble hereto.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchaser pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Initial Notes.

NI 45-106: As defined in Section 3(d) hereof.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Private Placement Exemption: As defined in Section 3(d) hereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (d) the date on which such Initial Security ceases to be outstanding.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities; provided, however, that, the Initial Securities and the Exchange Securities shall be entitled to the benefits of Section 9(b) hereof.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall use commercially reasonable efforts to (i) file a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) cause such Registration Statement to become effective in accordance with the requirements of Section 3(b) hereof, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be offered pursuant to the Exchange Offer Registration Statement. The Company and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated not later than 270 days after the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”); provided, however, that the Exchange Offer shall not be Consummated on or prior to June 23, 2012.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and the Guarantors shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

(d) A Holder of outstanding Transfer Restricted Securities in Canada at the time the Exchange Offer is Consummated will only be entitled to participate in the Exchange Offer if such Holder is eligible (each, an “Eligible Canadian Holder”) to acquire Exchange Securities pursuant to a private placement or other applicable exemption (a “Private Placement Exemption”) from the prospectus requirements of the applicable Canadian Securities Laws provided for in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”). The offer to exchange the Initial Securities of Eligible Canadian Holders and the exchange of the Initial Securities of Eligible Canadian Holders for Exchange Securities, pursuant to a Private Placement Exemption is referred to herein as the “Canadian Private Placement.” For greater clarity, the Exchange Securities distributed as part of the Canadian Private Placement will be registered, together with all other Exchange Securities, pursuant to the Exchange Offer Registration Statement in accordance with the terms of this Agreement. The Company shall include in a “Notice to Canadian Investors” or equivalent section contained in the Prospectus forming a part of the Exchange Offer Registration Statement such disclosure as is necessary or advisable (in the reasonable determination of the Company's legal counsel) under applicable Canadian Securities Laws to conduct the Canadian Private Placement.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated on or before the Exchange Date, or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its Affiliates, then, upon such Holder’s request, the Company and the Guarantors shall:

(x) use commercially reasonable efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as promptly as practicable (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the date on which the obligation to file such Shelf Registration Statement arises (or if such 180th day is not a Business Day, the next succeeding Business Day).

Subject to the next paragraph, each of the Company and the Guarantors shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time until the second anniversary of the Closing Date (or shorter period that will terminate when all the Initial Securities that are entitled to be covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement) (the “Effectiveness Period”).

Notwithstanding anything to the contrary in this Agreement, the Company and the Guarantors may, at any time and on one or more occasions, suspend use of the Prospectus included in any Shelf Registration Statement for a period of time (each, a “Blackout Period”) not to exceed an aggregate of 90 days in any 12-month period if the Company reasonably determines that the continuing effectiveness thereof would require disclosure of any material event or development with respect to the Company, any Guarantor or any of their respective Affiliates that, in the reasonable judgment of the Company, would be detrimental to the Company, any Guarantor or any of their respective Affiliates if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have provided the Company all such reasonably requested information. Each Holder as to which any

Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) the Exchange Offer has not been Consummated on or before the Exchange Date, (ii) any Shelf Registration Statement has not been declared effective by the Commission on or before the 180th day after the date on which the obligation to file such Shelf Registration Statement arises or (iii) other than during a Blackout Period, any Shelf Registration Statement required by this Agreement has been declared effective but ceases to be effective (without being succeeded immediately by a post-effective amendment thereto that cures such failure and that is itself immediately declared effective) during the Effectiveness Period (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities (which shall be the date of the Consummation of the Exchange Offer, in the case of clause (i) above, the effectiveness date of the Shelf Registration Statement, in the case of clause (ii) above, and the date that the Shelf Registration Statement again becomes effective or upon the expiration of the Effectiveness Period, in the case of clause (iii) above), the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

Notwithstanding the foregoing, the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending, Additional Interest shall only be payable for a Registration Default described in clause (ii) of this Section 5 to those Holders who sought to have their Transfer Restricted Securities registered pursuant to the first paragraph of Section 4(a) hereof, and the Company and the Guarantors shall not be obligated to pay Additional Interest provided in this Section 5 during a Blackout Period permitted by Section 4(a) hereof.

All obligations of the Company and the Guarantors set forth in the first paragraph of this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the relevant provisions of Section 6(c) hereof, shall use commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law and it is advisable in the reasonable opinion of such counsel to do so, the Company hereby agrees to seek a no-action letter from the Commission to resolve any such question. The Company hereby agrees to pursue the issuance of such a no-action letter to the Commission staff level but shall not be required to take action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission. In the event that the question as to whether the Exchange Offer is permitted arises under Canadian Securities Law, the Company hereby agrees to take substantially equivalent actions to those set forth above in this clause (i) with the applicable Canadian Securities Regulators.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) any Exchange Securities to be received by it will be acquired in the ordinary course of business, (B) at the time of the commencement and Consummation of the Exchange Offer, it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (C) it is not an Affiliate of the Company or any Guarantor, (D) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities to be issued in the Exchange Offer and (E) if such Holder is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making or other trading activities, then such Holder will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the Exchange Securities. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(iii) As a condition to its participation in the Canadian Private Placement, each Eligible Canadian Holder will be required to make certain representations and acknowledgements to the Company (which the Company may deem to have been made by virtue of a Holder's tender of its Transfer Restricted Securities to the Exchange Offer), in each case, where those representations and acknowledgements are necessary or advisable (in the reasonable determination of the Company's legal counsel) under applicable Canadian Securities Laws to conduct the Canadian Private Placement, including where necessary for the filing of any reports of exempt distribution on Form 45-106F1 contemplated in NI 45-106 with the applicable Canadian Securities Regulators and, in British Columbia, Form 45-106F6, with respect to the Exchange Securities exchanged in the Canadian Private Placement. For greater clarity, any representations and acknowledgements required by this clause (iii) are in addition to any representations and acknowledgements that the Eligible Canadian Holder is required to make in order to participate in the Exchange Offer, pursuant to clause (ii) of this Section 6(a) or any other provision of this Agreement.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the relevant provisions of Sections 4(a) and 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as promptly as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. If required pursuant to Section 4 hereof, in connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i) use commercially reasonable efforts to keep such Registration Statement continuously effective (subject to Section 4(a) hereof) during the period required by this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective (unless automatically declared effective) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or otherwise cease to be Transfer Restricted Securities entitled to be included in a Registration Statement under this Agreement; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders named in the applicable Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority (including any Canadian Securities Regulator) shall issue an order, ruling or direction suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws or Canadian Securities Laws, as applicable, each of the Company and the Guarantors shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order, ruling or direction at the earliest practicable time;

(iv) furnish without charge to the Initial Purchaser if it has requested such copies, each selling Holder named in any Registration Statement that has requested such copies, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of the Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) subject to customary confidentiality agreements, make available at reasonable times for inspection by the Initial Purchaser, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Initial Purchaser or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, or any post-effective amendment thereto, and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any, in each case, as shall be reasonably necessary to enable such Persons to conduct an investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is reasonably and in good faith designated by the Company and the Guarantors in writing as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchaser or any such underwriter, attorney, accountant or other agent, unless (1) disclosure of such information is required by a court or administrative order or is necessary to respond to inquiries of regulatory authorities, (2) disclosure of such information is required by applicable law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (3) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (4) such information becomes available to the Initial Purchaser, underwriter, attorney, accountant or other agent from a source other than the Company or the Guarantors and such source is not known, after due inquiry, by the relevant Initial Purchaser, underwriter, attorney, accountant or other agent to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company or any of the Guarantors;

(vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering;

and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered thereby or the underwriter(s), if any;

(viii) upon request, furnish to the Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, excluding documents incorporated by reference therein and all exhibits that are publicly available;

(ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A) furnish to the Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by two officers of each of the Company and the Guarantors, one of whom shall be the chief executive officer, president, chief financial officer, treasurer or controller (or an officer performing the equivalent function to any of the foregoing) of each of the Company and the Guarantors, confirming, as of the date thereof, such customary matters as such parties may reasonably request;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering such customary matters as such parties may reasonably request, and a negative assurance letter of counsel for the Company and the Guarantors, substantially consistent with the letter delivered pursuant to Section 5(c) of the Purchase Agreement; and

(3) use commercially reasonable efforts to obtain a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

(xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii) subject to the terms of the Indenture, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (other than the legend restricting trades of such securities in Canada unless permitted under Canadian Securities Laws in the form provided for in the Indenture); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading for the period specified in Sections 3 and 4 hereof, as applicable;

(xvi) provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Exchange Securities are eligible for deposit with The Depository Trust Company. The Company and the Guarantors shall use commercially reasonable efforts to cause the Existing Exchange Securities and the Exchange Securities to have the same CUSIP number, including seeking any relief from the Canadian Securities Regulators that, in the reasonable opinion of counsel to the Company, is necessary or advisable to confirm that the restricted period provided for in Section 2.5 of National Instrument 45-102 – Resale of Securities has elapsed at the time the Exchange Offer is Consummated or that such restricted period does not apply in respect of the Exchange Securities;

(xvii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve- month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted

Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix) [Reserved]; and

(xx) cause any necessary filings to be made under applicable Canadian Securities Laws with the applicable Canadian Securities Regulators in connection with the Exchange Offer, including, where necessary, a report of exempt distribution on Form 45-106F1 contemplated in NI 45-106 and, in British Columbia, Form 45-106F6, with respect to any Exchange Securities issued in the Canadian Private Placement, and pay all applicable fees in connection therewith, and do any and all other acts or things necessary or advisable under applicable Canadian Securities Laws to enable the disposition of the Exchange Securities in the manner contemplated herein and otherwise comply with applicable requirements under Canadian Securities Laws in respect of the Exchange Offer; provided, however, that neither the Company nor the Guarantors shall be required by virtue of this clause (xx) to file a prospectus with any Canadian Securities Regulator in any province or territory of Canada to make the Exchange Securities freely tradeable in Canada.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or following any notice from the Company of a Blackout Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. Other than during a Blackout Period, in the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

(d) No Underwriter Certification of Prospectus. Notwithstanding any other provision of this Agreement, in no circumstance will the Initial Purchaser or its Affiliates be obligated to execute any underwriter's certificate for a Prospectus or otherwise certify the contents of any Prospectus pursuant to applicable Canadian Securities Laws and, to the extent such a certification would be required to be included in or with any Prospectus, the Company will make application to the applicable Canadian Securities Regulators for, and will use commercially reasonable efforts to obtain from such authorities, an exemption from such requirement.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” and one counsel to such person that may be required by the rules and regulations of FINRA) and filings in respect of the Canadian Private Placement referred to in Section 6(c)(xx)); (ii) all fees and expenses of qualifying the Exchange Securities under state securities or blue sky laws and allowing the distribution of the Exchange Securities in Canada to Eligible Canadian Holders on a private placement basis pursuant to the Candian Private Placement; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, one counsel to the Holders of Transfer Restricted Securities registered pursuant to any Shelf Registration Statement; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent chartered accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Shelf Registration Statement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) (collectively, “Losses”), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, in the light of the circumstances under which they were made except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability that the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one firm of attorneys (together with any necessary local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be unreasonably withheld , and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any Losses by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective officers, directors, partners or employees or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective officers, directors, partners and employees and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Indemnified Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Reporting Obligations.

(a) Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

(b) Reporting Issuer Status. The Company hereby agrees that it will use commercially reasonable efforts to remain a “reporting issuer” (as defined in applicable Canadian Securities Laws) in at least one province of Canada until the earlier of (x) the date on which the Exchange Notes are first issued by the Company and (y) the date on which the Shelf Registration Statement is initially declared effective by the Commission.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. Holders of Transfer Restricted Securities who hold at least 25% in aggregate principal amount of the Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering; provided, that each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Company will not take any action, or permit any change to occur, with respect to the Transfer Restricted Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding aggregate principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding aggregate principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

Tembec Inc.

800 Rene-Levesque Blvd., Suite 1050

Montreal, QC, Canada H3B 1X9

Facsimile: (514) 871-1980

Attention: General Counsel

With a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036-2787

Facsimile: (212) 354-8113

Attention: Ronald Brody, Esq.

and

Stikeman Elliott LLP

1155 Rene-Levesque Blvd. West

40th Floor

Montreal, Quebec

H3B 3V2

Facsimile: (514) 397-3222

Attention: Pierre-Yves Leduc, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(ii) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(iii) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the party receiving payment could purchase U.S. dollars with such other currency in New York City at noon on the Business Day preceding that on which final judgment is given. The obligations of the Company and each Guarantor, on the one hand, and the Initial Purchaser, on the other hand, in respect of any sum due from them to any other party hereto shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such other party of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such other party may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such other party hereunder, the Company and each Guarantor agrees, and the Initial Purchaser agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such other party hereunder, the Company and each Guarantor agrees, and the Initial Purchaser agrees, to pay to such party (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such other party hereunder.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

TEMBEC INDUSTRIES INC.

By:	/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

TEMBEC INC., as a Guarantor

By:	/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

TEMBEC, as a Guarantor

By:	Tembec Industries Inc., in its capacity as managing partner

/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

TEMBEC ENTERPRISES INC., as a Guarantor

By:	/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

TEMBEC INVESTMENTS INC., as a Guarantor

By:	/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

SPRUCE FALLS ACQUISITION CORP., as a Guarantor

By:	/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

CHETWYND PULP LAND COMPANY LTD., as a Guarantor

By:	/s/ Patrick LeBel
	Name:	Patrick LeBel
	Title:	Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Edward Martin
Name:	Edward Martin
Title:	Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]